Exhibit 99.1

Oragenics, Inc. Announces Reverse Stock Split

For Immediate Release

Tampa, FL (September 27, 2010) Oragenics, Inc., (OTCBB: ORNI www.oragenics.com) today announced that its board of directors has approved a 1-for-20 reverse stock split and that the Financial Industry Regulatory Authority (“FINRA”) has cleared the reverse stock split to become effective with the opening of trading on Tuesday, September 28, 2010 (the “effective time”). The company’s common shares will continue to trade on the OTC Bulletin Board and will begin trading on a split-adjusted basis at the opening of trading on Tuesday, September 28, 2010.

At Oragenics’ annual general meeting of shareholders held on August 25, 2010, shareholders voted to approve a proposal authorizing the board of directors of the company to effect a reverse stock split of the company’s authorized and outstanding common shares at a ratio within a range of 1-for-2 and 1-for-20, as determined by the board in its sole discretion. As authorized, the board of directors has elected to effect a reverse stock split at a ratio of 1-for-20 and the amendment to its articles of incorporation approved by shareholders has been filed reflecting the reverse stock split of 1-for-20 effective September 24, 2010.

“We appreciate the support of our shareholders in granting our board the authority to effect a reverse stock split and we believe this action better positions us towards our goal of obtaining a NASDAQ listing for the reasons stated in the Oragenics’ proxy statement filed on July 21, 2010,” commented the company’s President and Chief Executive Officer, David Hirsch.

Details of the Reverse Stock Split

At the effective time of the reverse stock split, every twenty (20) of Oragenics’ pre-split common shares, par value $0.001 per share, will automatically be consolidated into one (1) post-split common share, par value $0.001 per share and the number of authorized and outstanding shares of the company’s common stock will be proportionally reduced. As a result of the reverse stock split, the number of outstanding common shares will be approximately 5,663,157, excluding outstanding and unexercised share options and warrants and subject to adjustment for fractional shares, and the number of authorized shares of common stock will be 15,000,000. The reverse stock split will not affect any shareholder’s ownership percentage of Oragenics’ common shares, except to the limited extent that the reverse stock split would result in any shareholder owning a fractional share. Fractional shares resulting from the reverse stock spilt will be cancelled and a cash payment will be made in lieu of the fractional share.

It is expected that at the effective time Oragenics’ trading symbol “ORNI,” will have a “D” appended to it to indicate the completion of the reverse stock split and that after a 20 trading-day period following effectiveness of the reverse stock split, the ticker symbol will revert back to “ORNI.” In addition, the common shares will also trade under a new CUSIP number effective Tuesday, September 28, 2010.

All records of Oragenics’ transfer agent, Continental Stock Transfer & Trust Co., will be updated to reflect the change. At the effective time, Continental Stock Transfer & Trust Co. will provide instructions to shareholders relating to the issuance of book-entry evidence of ownership giving effect to the reverse stock split and to the issuance of new stock certificates. Shares held as part of the DRS System will be automatically adjusted on the same basis.

Additional information can be found in Oragenics’ definitive proxy statement filed with the Securities and Exchange Commission on July 21, 2010.

About Oragenics, Inc.

Oragenics is a biopharmaceutical company focused primarily on oral health products and novel antibiotics. Within oral health, Oragenics is developing its pharmaceutical product candidate, SMaRT Replacement Therapy, and also commercializing its oral probiotic product, ProBiora3. Within antibiotics, Oragenics is developing a pharmaceutical candidate, MU1140-S and intends to use its patented, novel organic chemistry platform to create additional antibiotics for therapeutic use.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the U.S. Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

MEDIA CONTACT: For more information about the company, visit www.oragenics.com or contact David B. Hirsch at (813) 286-7900.